UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 7, 2016

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37764	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

Two Circle Star Way

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Rovi Merger (as defined in Item 5.01 of this Current Report on Form 8-K), Rovi Corporation (“Rovi”) and TiVo Corporation (formerly known as Titan Technologies Corporation) (“Parent”) executed a supplemental indenture dated as of September 7, 2016 (the “Rovi Supplemental Indenture”) with U.S. Bank National Association, as trustee (“U.S. Bank”), to the indenture dated as of March 4, 2015 between Rovi and U.S. Bank relating to Rovi’s 0.500% Convertible Senior Notes due 2020 (the “Rovi Notes”), as supplemented by the Rovi Supplemental Indenture (the “Rovi Indenture”). Pursuant to the Rovi Supplemental Indenture, Parent agreed to fully and unconditionally guaranty the obligations of Rovi under the Rovi Indenture (the “Guaranty”). The Rovi Supplemental Indenture provides that, at and after the effective time of the Rovi Merger, the right to convert each $1,000 principal amount of the Rovi Notes into shares of Rovi Common Stock (as defined in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2016, by and among Rovi, TiVo Inc. (now known as TiVo Solutions Inc.) (“TiVo”), Parent, Nova Acquisition Sub, Inc. (“Nova”) and Titan Acquisition Sub, Inc. (“Titan”)) will be changed into the right to convert such principal amount of such Rovi Notes into shares of Parent Common Stock (as defined in the Merger Agreement) at the same conversion rate in effect immediately prior to the effective time of the Rovi Merger.

The Rovi Indenture provides for customary events of default which are applicable to the Guaranty. Those customary events of default, which are set forth in Article 6 of the Rovi Indenture, include nonpayment of principal or interest, breach of covenants in the Rovi Indenture, payment defaults of other indebtedness, failure to pay certain judgments and certain events of bankruptcy. Generally, if an event of default occurs, U.S. Bank or holders of at least 25% in aggregate principal amount of the then outstanding Rovi Notes may declare the Rovi Notes to be immediately due and payable.

The foregoing is only a brief description of the Rovi Supplemental Indenture, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Rovi Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

In addition, in connection with the Rovi Supplemental Indenture, Parent guaranteed certain obligations of Rovi under its convertible note hedge transactions, which were also amended to cover the delivery of shares of Parent Common Stock, and the warrant transactions, which were also amended to be exercisable for shares of Parent Common Stock.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 5.01 below is incorporated by reference in response to this item.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above concerning the entry into the Rovi Supplemental Indenture, under Item 5.01 below concerning the conversion of issued and outstanding Rovi Common Stock into Parent Common Stock and the assumption by Parent of Rovi Stock Options, Rovi Restricted Stock Awards and Rovi RSUs (each as defined in the Merger Agreement) and under Item 5.03 below concerning the amendment and restatement of Rovi’s certificate of incorporation and bylaws is incorporated by reference in response to this item.

Item 5.01 Changes in Control of Registrant.

On September 7, 2016, pursuant to the Merger Agreement: (1) Nova merged with and into Rovi, with Rovi as the surviving corporation (the “Rovi Merger”), and (2) Titan merged with and into TiVo, with TiVo as the surviving corporation (collectively with the Rovi Merger, the “Mergers”). As a result of the Mergers, Rovi and TiVo each became wholly-owned subsidiaries of Parent.

At the effective time of the Rovi Merger, (i) each issued and outstanding share of Rovi Common Stock was converted into one fully paid and nonassessable share of Parent Common Stock and (ii) each Rovi Stock Option, Rovi Restricted Stock Award and Rovi RSU was assumed by Parent and automatically converted into a Parent Stock Option, Parent Restricted Stock Award and Parent RSU (each as defined in the Merger Agreement), respectively, each on substantially the same terms and conditions as applied to such Rovi Stock Option, Rovi Restricted Stock Award and Rovi RSU. A copy of the Merger Agreement was filed as Exhibit 2.1 to Rovi’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Rovi Merger: (1) all members of the Rovi Board of Directors were replaced by Pamela Sergeeff and Wesley Gutierrez, and (2) the officers of Rovi were restated as follows:

Name	Title

Thomas Carson	Chief Executive Officer and President (Principal Executive Officer)

Peter Halt	Chief Financial Officer (Principal Financial Officer)

Pamela Sergeeff	General Counsel and Secretary

Wesley Gutierrez	Treasurer (Principal Accounting Officer)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2016, upon the effective time of the Rovi Merger, Rovi’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of Rovi’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated April 28, 2016, by and among Rovi Corporation, TiVo Inc. (now known as TiVo Solutions Inc.), Titan Technologies Corporation (now known as TiVo Corporation), Nova Acquisition Sub, Inc. and Titan Acquisition Sub, Inc. (filed as Exhibit 2.1 to Rovi’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016)

3.1	Amended and Restated Certificate of Incorporation of Rovi Corporation filed with the Secretary of State of the State of Delaware on September 7, 2016

3.2	Amended and Restated Bylaws of Rovi Corporation effective as of September 7, 2016

4.1	First Supplemental Indenture, dated September 7, 2016, by and among Rovi Corporation, TiVo Corporation and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: September 8, 2016	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel